Exihbit (a)(1)(D)
Offer to Purchase for Cash
976,212 Ordinary Shares
of
RADVISION Ltd.
at
$7.30
Net Per Share
by
Radvision Ltd.

The Initial Offer Period and withdrawal rights will expire at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on Thursday, September 2, 2010, unless the Offer is extended.

     July 27, 2010

To Our Clients:

Enclosed for your consideration is:

•
An Offer to Purchase, and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of RADVISION Ltd. (“Radvision," or the “Purchaser”), to purchase 976,212 ordinary shares, par value NIS 0.10 per share (the “Shares”) of Radvision, constituting 5.0% of the voting power of Radvision, at a price of $7.30 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

Please note that a (i) Notice of Extraordinary General Meeting of Shareholders, (ii) Proxy Statement and (iii) Proxy Card, all to be filed with the Securities and Exchange Commission on August 2, 2010, relating to an Extraordinary General Meeting of Radvision’s shareholders to be held at 10:00 a.m. (Israel time) on Tuesday, August 31, 2010, for the purpose of ratifying and approving the Offer (the “Meeting”) will be mailed to shareholders of Radvision separately on or about August 4, 2010.  The description of the Offer and the Meeting in this letter is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase, the Letter of Transmittal and the Proxy Statement.

We are (or our nominee is) the holder of record of Shares held by us for your account.  A tender of your Shares or an objection to the completion of the Offer can be made only by us as the holder of record of the Shares and only pursuant to your instructions.  The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Please instruct us as to whether you wish us to either (1) tender on your behalf any or all of the Shares held by us for your account, upon the terms of, and subject to the conditions to, the Offer or (2) notify the Purchaser of your objection to the Offer with respect to any or all of the Shares held by us for your account.

Israeli Withholding Tax.  If you determine to tender your Shares in the Offer, we also request instructions as to whether you are eligible for an exemption from Israeli withholding tax by completing the enclosed Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”). Failure to deliver the “Declaration of Status for Israeli Income Tax Purposes” will result in withholding tax at source at the rate of 20% (for individuals) and 25% (for corporations) from the gross proceeds payable to you. In this respect, as more fully described in the Offer to Purchase, pursuant to Israeli tax law, the Purchaser will withhold applicable amounts from the cash payment (if any) made to you with respect to Shares tendered by you and accepted for payment by the Purchaser pursuant to the Offer, unless you are either (1) eligible for a full exemption from such tax and complete and submit to us the Declaration Form together with your tender instructions, or (2) otherwise eligible for an exemption or a more favorable Israeli withholding tax rate.  We are (or our nominee is) the holder of record of Shares held by us for your account, and, therefore, you may submit the Declaration Form only to us. You are urged to consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure).  See Section 5 of the Offer to Purchase, which also sets forth important information with respect to U.S. backup withholding taxes.

               Your attention is directed to the following:

1. The offer price is $7.30 per Share, net to you in cash, less any applicable withholding taxes and without interest.

2. The Offer is being made for 5.0% of the Radvision voting power (currently 976,212 Shares).

3. Shareholders may tender their Shares or deliver Notices of Objection until 10:00 a.m., New York time, and 5:00 p.m., Israel time, on September 2, 2010 (the “Initial Completion Date”), unless the Offer is extended. The period from the commencement of the Offer until the Initial Completion Date (as may be extended by the Purchaser) is referred to as the Initial Offer Period.

4. Promptly following the Initial Completion Date, the Purchaser will publicly announce whether or not the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser.  As required by Israeli law, if the conditions to the Offer are satisfied or, subject to applicable law, waived by the Purchaser, then if with respect to each Share held by us for your account:

►	we have not yet responded to the Offer,

►	we have notified the Purchaser of your objection to the Offer, or

►	we have tendered such Share on your behalf but have withdrawn such tender prior to the Initial Completion Date,

you will be afforded an additional five calendar-day period following the Initial Completion Date, during which you may instruct us to tender such Share on your behalf.  This additional period is referred to as the Additional Offer Period.  These dates will change if the Purchaser decides to extend the Initial Offer Period. You may withdraw any previously tendered Shares at any time prior to the completion of the Initial Offer Period, but not during the Additional Offer Period.  See "Introduction," Section 1, Section 3 and Section 4 of the Offer to Purchase.

If, with respect to all or any portion of your Shares, we object on your behalf to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by the Purchaser, you may instruct us to tender such Shares on your behalf during the Additional Offer Period.

5.           A  (i) Notice of Extraordinary General Meeting of Shareholders, (ii) Proxy Statement and (iii) Proxy Card, all to be filed with the Securities and Exchange Commission on August 2, 2010, relating to the Meeting, will be mailed to shareholders of Radvision separately on or about August 4, 2010.  At the Meeting, the shareholders of Radvision will be asked to approve the Offer.  Approval of the Offer will require a special majority of the holders (the affirmative vote of the holders of a majority of the Shares present and voted on the matter, provided that either (i) such majority includes at least one-third of the votes of shareholders voted on the matter who do not have a personal interest in the Offer or (ii) the total number of votes against the Offer of shareholders voted on the matter who do not have a personal interest in the Offer does not exceed one percent of Radvision’s voting power).

6. Conditions to the Offer include, among other things, that:

-
prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date, there shall have been validly tendered and not properly withdrawn Shares representing 5.0% of the issued and outstanding shares and voting power of Radvision on the Initial Completion Date (currently, 976,212 Shares);

-
as required by Israeli law, at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on the Initial Completion Date, the aggregate number of Shares validly tendered and not properly withdrawn must be greater than the number of Shares represented by Notices of Objection to the Offer; and

-	the shareholders of Radvision shall have approved the Offer at the Meeting.

The Offer is not conditioned on the availability of financing or the approval of the board of directors of Radvision. Please see Section 10 of the Offer to Purchase, which sets forth in full the conditions to the Offer and specifies those conditions to the Offer that are waiveable by the Purchaser.

7. If more than 976,212 Shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period (the "Final Expiration Date"), the Purchaser will purchase 976,212 Shares on a pro rata basis from all tendering shareholders.  In these circumstances, the number of Shares that the Purchaser will purchase from each tendering shareholder will be based on the total number of Shares validly tendered and not properly withdrawn by all shareholders prior to the Final Expiration Date. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

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8. Promptly following the Final Expiration Date, the Purchaser will announce the results of the Offer and the proration factor, if any.  If the Purchaser is unable to promptly determine the final proration results, the Purchaser will announce the preliminary results.  Shares accepted for payment pursuant to the Offer will be paid promptly following the calculation of the final proration factor.

            9. Tendering shareholders will generally not be obligated to pay brokerage fees, service fees or commissions with respect to the purchase of Shares by the Purchaser in the Offer. Except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes will not be paid by the Purchaser.

If you wish to have us tender any or all of your Shares held by us for your account, please (1) so instruct us by completing, executing and returning to us the instruction form contained in this letter and (2) if applicable to you, complete, execute and return to us the Declaration Form enclosed with this letter.

Alternatively, if you wish to notify the Purchaser of your objection to the Offer, please so instruct us by completing, executing and returning to us the objection instruction form contained in this letter by no later than 10:00 a.m., New York time, on the Initial Completion Date. IF YOU DO NOT WISH TO TENDER ANY SHARES OR OBJECT TO THE OFFER, YOU MAY SIMPLY DO NOTHING.

Whether or not you choose to tender your Shares in the Offer, Radvision urges you to read the materials relating to the Meeting, to be mailed to shareholders of Radvision on or about August 4, 2010, and to vote in the Meeting.  Proxies for the Meeting must be received no later than 10:00 a.m. (Israel time) on Sunday, August 29, 2010 to be validly included in the tally of Shares voted at the Meeting.

You may tender your Shares in the Offer, take no action or deliver a Notice of Objection to the Offer, whether or not you vote to approve the Offer in the Meeting.  A vote against the Offer in the Meeting will not constitute a Notice of Objection to the Offer. A vote in favor of the Offer in the Meeting will not constitute a tender of Shares in the Offer.

An envelope in which to return your instructions to us is enclosed.  If you authorize the tender of your Shares in the Offer, all of your Shares will be tendered unless otherwise specified in your instructions.  Your tender instructions (and Declaration Form, if applicable) should be forwarded to us in ample time to permit us to submit a tender on your behalf and, if you completed the Declaration Form, request an exemption from Israeli withholding tax on your behalf, prior to the Initial Completion Date or the Final Expiration Date, as applicable.

If you authorize the objection of your Shares to the Offer, we will object to the Offer with respect to all of your Shares unless otherwise specified in your instructions.  Your objection instructions should be forwarded to us in ample time to permit us to submit an objection on your behalf prior to the Initial Completion Date.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares.  The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.  If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, the Purchaser will make a good faith effort to comply with that state statute.  If, after its good faith effort, the Purchaser cannot comply with that state statute, subject to applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in that state.  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Purchaser will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER SHARES AND THEREAFTER, YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO SHARES AND THEREAFTER, YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER.  IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

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TENDER INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
976,212 Ordinary Shares
of
RADVISION Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 27, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of RADVISION Ltd. (“Radvision”), to purchase 976,212 ordinary shares, par value NIS 0.10 per share (the “Shares”) of Radvision, constituting 5.0% of the voting power of Radvision, at a price of $7.30 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

This will instruct you to tender in the Offer the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares to be tendered: *

Date:

Signature(s)

Please type or print name(s)

Please type or print address

Area code and telephone number

Taxpayer Identification or Social Security Number

*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered in the Offer.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.  IF YOU WISH TO OBJECT TO THE OFFER, PLEASE COMPLETE THE “OBJECTION INSTRUCTION LETTER” AND RETURN IT TO US.

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OBJECTION INSTRUCTION LETTER
with Respect to the Offer
to Purchase for Cash
976,212Ordinary Shares
of
RADVISION Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 27, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, which as amended from time to time, together constitute the Offer, in connection with the tender offer of RADVISION Ltd. (“Radvision”), to purchase 976,212 ordinary shares, par value NIS 0.10 per share (the “Shares”) of Radvision, constituting 5.0% of the voting power of Radvision, at a price of $7.30 per Share, net to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms of, and subject to the conditions to, the Offer.

This will instruct you to object to the Offer with respect to the number of Shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of objecting shares: *

Date:

Signature(s)

Please type or print name(s)

Please type or print address

Area code and telephone number

*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to object to the Offer.

Explanation of Objection Instruction Letter.  Under Israeli law, the holders of Shares may respond to the Offer by accepting the Offer and tendering all or any portion of their shares in accordance with the Offer to Purchase or by notifying the Purchaser of their objection to the Offer by executing and delivering Notices of Objection (which, in your case, is corresponding to this Objection Instruction Letter).  Alternatively, they may simply not respond to the Offer and not tender their shares. It is a condition to the Offer that at 10:00 a.m., New York time, and 5:00 p.m., Israel time, on the Initial Completion Date, the aggregate number of shares tendered in the Offer is greater than the number of shares represented by Notices of Objection.  If this and the other conditions to the Offer have been satisfied or waived, shareholders will be afforded an additional five calendar days to tender their shares in the Offer, but Notices of Objection will no longer be accepted. See Section 3 of the Offer to Purchase.

THIS OBJECTION INSTRUCTION LETTER SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS OBJECTION INSTRUCTION LETTER IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE TENDER INSTRUCTION LETTER) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

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